Exhibit 99.1

G-III APPAREL GROUP, LTD.

G-III APPAREL GROUP, LTD. REPORTS FIRST QUARTER FISCAL 2027 RESULTS AND RAISES EARNINGS GUIDANCE

●	Net Sales of $536 Million, Ahead of Guidance
●	Net Income Per Diluted Share of $1.50 Compared to $0.17 Last Year
●	Non-GAAP Net Loss Per Share of ($0.21), Ahead of Guidance
●	Raises GAAP and Non-GAAP Net Income Guidance for Fiscal 2027
●	Marc Jacobs Transaction to Accelerate G-III’s Growth Transformation

New York, New York – June 5, 2026 – G-III Apparel Group, Ltd. (NasdaqGS: GIII) (“G-III” or the “Company”) today reported results for the first quarter of fiscal year 2027, ended April 30, 2026.

Morris Goldfarb, G-III’s Chairman and Chief Executive Officer, said, “I am very pleased with our first quarter results, which demonstrate the G-III team’s ability to execute in a dynamic environment. The quarter was better than expected with both our net sales and earnings coming in ahead of guidance. Our go-forward portfolio saw continued momentum and healthy full-price selling, which contributed to meaningful gross margin expansion versus the prior year. Based on our strong first quarter results, we are raising our earnings guidance for fiscal 2027.”

Mr. Goldfarb continued, “Our recently announced acquisition of the iconic Marc Jacobs brand in partnership with WHP Global marks an exciting new chapter for G-III and will significantly accelerate our transformation into a brand-led global powerhouse. Marc Jacobs is one of the most influential brands in fashion, and we see tremendous opportunity to build on its strong foundation and drive long-term growth across categories, channels, and geographies. With an increasingly powerful portfolio of owned and licensed brands, disciplined execution, and a talented global team, we believe G-III is exceptionally well-positioned to drive sustainable long-term growth and significant shareholder value.”

Results of Operations

First Quarter Fiscal 2027

Net sales for the first quarter ended April 30, 2026 decreased 8% to $536.0 million compared to $583.6 million in the prior year’s quarter.

Gross margin increased 2,270 basis points to 64.9%, compared to 42.2% in the first quarter of last year. This increase includes a $102.7 million pre-tax benefit related to the expected recovery of previously incurred tariffs, imposed under the International Emergency Economic Powers Act (“IEEPA”) on inventory sold in the prior year. Excluding this benefit, adjusted gross margin increased 350 basis points to 45.7% from 42.2%.

Net income for the first quarter ended April 30, 2026 was $66.5 million, or $1.50 per diluted share, compared to $7.8 million, or $0.17 per diluted share, in the same period last year. The current period’s results include a $77.9 million benefit, net of tax, recognized in connection with the expected recovery of previously incurred tariffs under the IEEPA, equivalent to $1.75 per share.

Non-GAAP net income (loss) per share for the first quarter ended April 30, 2026 was ($0.21) per share, compared to $0.19 per diluted share, in the same period last year.

Balance Sheet as of First Quarter Fiscal 2027

Cash and cash equivalents were $394.2 million compared to $257.8 million last year.

Inventories decreased 8% to $417.9 million this year compared to $456.5 million last year.

Capital return to shareholders of $4.2 million in dividend payments.

Outlook

The Company today increased its outlook for the fiscal year ending January 31, 2027 and provided its outlook for the second quarter ending July 31, 2026.

The Company’s updated outlook assumes that tariffs for the remainder of the year will approximate those rates that existed under the IEEPA tariff regime. Additionally, the Company’s outlook does not include any impact related to its pending transaction to acquire Marc Jacobs.

Fiscal 2027

Net sales for fiscal 2027 are expected to be approximately $2.71 billion, which incorporates the loss of approximately $470 million of sales from Calvin Klein and Tommy Hilfiger products. This compares to net sales of $2.96 billion for fiscal 2026.

Net income is expected to be between $171.0 million and $175.0 million, or diluted earnings per share between $3.85 and $3.95. This compares to net income of $67.4 million, or $1.51 per diluted share for fiscal 2026.

Non-GAAP net income is expected to be between $95.0 million and $99.0 million, or diluted earnings per share between $2.15 and $2.25. This compares to non-GAAP net income of $116.2 million, or diluted earnings per share of $2.61 for fiscal 2026.

Adjusted EBITDA is expected to be between $178.0 million and $182.0 million compared to adjusted EBITDA of $192.4 million in fiscal 2026.

Net interest income is expected to be approximately $2.0 million.

Tax rate is estimated to be approximately 30.0% for GAAP purposes and 33.5% for non-GAAP purposes. The tax rate for non-GAAP purposes is higher than our previous estimate as a result of higher non-deductible expenses.

Second Quarter Fiscal 2027

Net sales for the second quarter of fiscal 2027 are expected to be approximately $570.0 million. This compares to net sales of $613.3 million in last year’s second quarter.

Net income for the second quarter of fiscal 2027 is expected to be between $7.0 million and $11.0 million, or diluted earnings per share between $0.15 and $0.25. This compares to net income of $10.9 million, or $0.25 per diluted share, in last year’s second quarter.

Non-GAAP net income for the second quarter of fiscal 2027 is expected to be between $7.0 million and $11.0 million, or diluted earnings per share between $0.15 and $0.25. This compares to non-GAAP net income of $11.2 million, or $0.25 per diluted share, in last year’s second quarter.

Conference Call Information

The Company will host a conference call to discuss its first quarter results at 8:30 a.m. ET today. To participate via telephone, please register in advance at this link: https://ir.g-iii.com. Upon registration, all telephone participants will receive a confirmation email detailing how to join the conference call, including the dial-in number along with a unique passcode and registrant ID that can be used to access the call. While registration is open through the live call, the Company suggests registering at a minimum of 10 minutes before the start of the call. The call can also be accessed via a live audio webcast at https://ir.g-iii.com. A replay of the conference call will be available using the same link, as well as on the Company’s Investor Relations website.

Non-GAAP Financial Measures

Reconciliations of GAAP gross profit to non-GAAP gross profit, GAAP net income to non-GAAP net income (loss), GAAP net income per diluted share to non-GAAP net income (loss) per diluted share and GAAP net income to adjusted EBITDA are presented in tables accompanying the financial statements included in this release and provide useful information to evaluate the Company’s operational performance. A description of the amounts excluded on a non-GAAP basis are provided in conjunction with these tables. Non-GAAP gross profit, non-GAAP net income (loss), non-GAAP net income (loss) per diluted share and adjusted EBITDA should be evaluated in light of the Company’s financial statements prepared in accordance with GAAP.

About G-III Apparel Group, Ltd.

G-III Apparel Group, Ltd. is a global fashion leader with expertise in design, sourcing, distribution, and marketing. The Company owns and licenses a portfolio of more than 30 preeminent brands, each differentiated by unique brand propositions, product categories, and consumer touchpoints. G-III owns ten iconic brands, including DKNY, Donna Karan, Karl Lagerfeld, Sonia Rykiel, and Vilebrequin, and licenses over 20 of the most sought-after names in global fashion, including Calvin Klein, Tommy Hilfiger, Levi’s, Halston, Champion, Converse, Cole Haan, BCBG, French Connection, Starter, as well as major sports leagues such as the NFL, NBA, NHL and MLB, among others.

Statements concerning G-III's business outlook or future economic performance, anticipated revenues, expenses, or other financial items; product introductions and plans and objectives related thereto; and statements concerning assumptions made or expectations as to any future events, conditions, performance or other matters are "forward-looking statements" as that term is defined under the federal securities laws. Forward-looking statements are subject to risks, uncertainties and factors which include, but are not limited to, risks relating to completing the proposed acquisition of the Marc Jacobs brand in the anticipated time frame, or at all, risks relating to the ability to realize the anticipated benefits of the proposed acquisition, risks relating to the receipt of regulatory approvals without unexpected delays or conditions and possibility of regulatory action, risks relating to significant costs related to the proposed acquisition, the expected financial and operating performance and future opportunities following the consummation of the proposed acquisition, risks related to the reliance on licensed product, risks relating to G-III’s ability to increase revenues from sales of its other products, new acquired businesses or new license agreements as licenses for Calvin Klein and Tommy Hilfiger products expire on a staggered basis, reliance on foreign manufacturers, risks of doing business abroad, supply chain disruptions, risks related to acts of terrorism and the effects of war, the current economic and credit environment risks related to our indebtedness, the nature of the apparel industry, including changing customer demand and tastes, customer concentration, seasonality, risks of operating a retail business, risks related to G-III’s ability to reduce the losses incurred in its retail operations, customer acceptance of new products, the impact of competitive products and pricing, dependence on existing management, possible disruption from acquisitions, the impact on G-III’s business of the imposition of tariffs by the United States government and business and general economic conditions, including inflation and higher interest rates, as well as other risks detailed in G-III's filings with the Securities and Exchange Commission. G-III assumes no obligation to update the information in this release.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

(Nasdaq: GIII)

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended April 30,
	2026	2025

	(Unaudited)

Net sales	$535,962	$583,609
Cost of goods sold	188,216	337,065
Gross profit	347,746	246,544

Selling, general and administrative expenses	255,323	231,495
Depreciation and amortization	7,188	6,573
Operating profit	85,235	8,476

Other income (loss)	(802)	3,462
Interest and financing charges, net	1,174	(461)
Income before income taxes	85,607	11,477

Income tax expense	19,073	3,718
Net income	$66,534	$7,759

Net income per common share:
Basic	$1.58	$0.18
Diluted	$1.50	$0.17

Weighted average shares outstanding:
Basic	42,189	43,748
Diluted	44,394	45,385

Selected Balance Sheet Data (in thousands):	As of April 30,
	2026	2025

	(Unaudited)

Cash and cash equivalents	$394,220	$257,785
Working capital	990,542	817,509
Inventories	417,856	456,482
Total assets	2,584,985	2,415,873
Total debt	15,407	18,742
Operating lease liabilities	278,158	269,922
Total stockholders' equity	1,824,125	1,684,094

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP GROSS PROFIT TO NON-GAAP GROSS PROFIT

	Three Months Ended April 30,
	2026	2025
	(In thousands, unaudited)
GAAP gross profit	$347,746	$246,544

Excluded from non-GAAP:
IEEPA tariff refund receivable	(102,681)	—

Non-GAAP gross profit, as defined	$245,065	$246,544

	Three Months Ended April 30,
	2026	2025

	(Unaudited)
GAAP gross profit percentage	64.9%	42.2%

Excluded from non-GAAP:
IEEPA tariff refund receivable	(19.2)	—

Non-GAAP gross profit percentage, as defined	45.7%	42.2%

Non-GAAP gross profit and gross profit percentage are “non-GAAP financial measures” that exclude in fiscal 2027, the benefit recognized in connection with the expected recovery of previously incurred tariffs imposed under the IEEPA on inventory sold in the prior year included in cost of goods sold. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME TO NON-GAAP NET INCOME (LOSS)

(In thousands)

	Three Months Ended
	April 30, 2026	April 30, 2025

	(Unaudited)

GAAP net income	$66,534	$7,759

Excluded from non-GAAP:
IEEPA tariff refund receivable	(102,681)	—
Expenses related to Marc Jacobs acquisition	3,400	—
One-time warehouse related severance expenses	—	978
Income tax impact of non-GAAP adjustments	24,007	(316)

Non-GAAP net income (loss), as defined	$(8,740)	$8,421

Non-GAAP net income (loss) is a “non-GAAP financial measure” that excludes (i) in fiscal 2027, the benefit recognized in connection with the expected recovery of previously incurred tariffs imposed under the IEEPA on inventory sold in the prior year included in cost of goods sold, (ii) in fiscal 2027, expenses related to the Marc Jacobs transaction primarily related to professional fees and (iii) in fiscal 2026, one-time severance expenses related to a closed warehouse. For fiscal 2027, the income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. For fiscal 2026, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF GAAP NET INCOME PER SHARE TO NON-GAAP NET INCOME (LOSS) PER SHARE

	Three Months Ended
	April 30, 2026	April 30, 2025

	(Unaudited)

GAAP diluted net income per common share	$1.50	$0.17
Adjustment from GAAP diluted shares to Non-GAAP diluted shares (1)	0.08	—

Excluded from non-GAAP:
IEEPA tariff refund receivable	(2.43)	—
Expenses related to Marc Jacobs acquisition	0.08	—
One-time warehouse related severance expenses	—	0.03
Income tax impact of non-GAAP adjustments	0.56	(0.01)

Non-GAAP diluted net income (loss) per common share, as defined	$(0.21)	$0.19

Non-GAAP diluted shares (1)	42,189	45,385

(1)	Represents adjustment for shares used to calculate diluted earnings per share. Due to our recording GAAP net income for the first quarter of fiscal 2027, GAAP diluted net income per share includes the impact of potential dilutive common shares. When applying non-GAAP exclusions, results move from a net income position to a net loss wherein net loss per share excludes the impact of potential dilutive common shares.

Non-GAAP diluted net income (loss) per common share is a “non-GAAP financial measure” that excludes (i) in fiscal 2027, the benefit recognized in connection with the expected recovery of previously incurred tariffs imposed under the IEEPA on inventory sold in the prior year included in cost of goods sold, (ii) in fiscal 2027, expenses related to the Marc Jacobs transaction primarily related to professional fees and (iii) in fiscal 2026, one-time severance expenses related to a closed warehouse. For fiscal 2027, the income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. For fiscal 2026, the income tax impact of non-GAAP adjustments is calculated using the effective tax rate for the period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA

(In thousands)

			Forecasted Twelve	Actual Twelve
	Three Months Ended		Months Ending	Months Ended
	April 30, 2026	April 30, 2025	January 31, 2027	January 31, 2026

	(Unaudited)

Net income	$66,534	$7,759	$171,000 - 175,000	$67,353

IEEPA tariff refund receivable	(102,681)	—	(102,681)	—
Expenses related to Marc Jacobs acquisition	3,400	—	3,400	—
Asset impairments	—	—	—	48,565
Strategic opportunity related professional fees	—	—	—	2,282
One-time warehouse related severance expenses	—	978	—	1,327
Depreciation and amortization	7,188	6,573	36,500	29,016
Interest and financing charges, net	(1,174)	461	(2,000)	508
Income tax expense	19,073	3,718	71,781	43,316

Adjusted EBITDA, as defined	$(7,660)	$19,489	$178,000 - 182,000	$192,367

Adjusted EBITDA is a “non-GAAP financial measure” which represents earnings before depreciation and amortization, interest and financing charges, net and income tax expense and excludes (i) in fiscal 2027, the benefit recognized in connection with the expected recovery of previously incurred tariffs imposed under the IEEPA on inventory sold in the prior year included in cost of goods sold, (ii) in fiscal 2027, expenses related to the Marc Jacobs transaction primarily related to professional fees, (iii) in fiscal 2026, asset impairments, (iv) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition  and (v) in fiscal 2026, one-time severance expenses related to a closed warehouse. Adjusted EBITDA is being presented as a supplemental disclosure because management believes that it is a common measure of operating performance in the apparel industry. Adjusted EBITDA should not be construed as an alternative to net income, as an indicator of the Company’s operating performance, or as an alternative to cash flows from operating activities as a measure of the Company’s liquidity, as determined in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP NET INCOME TO FORECASTED AND ACTUAL NON-GAAP NET INCOME

(In thousands)

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ending	Months Ended
	July 31, 2026	July 31, 2025	January 31, 2027	January 31, 2026

	(Unaudited)

Net income	$7,000 - 11,000	$10,939	$171,000 - 175,000	$67,353

Excluded from non-GAAP:
IEEPA tariff refund receivable	—	—	(102,681)	—
Expenses related to Marc Jacobs acquisition	—	—	3,400	—
Asset impairments	—	—	—	48,565
Strategic opportunity related professional fees	—	—	—	2,282
One-time warehouse related severance expenses	—	349	—	1,327
Income tax impact of non-GAAP adjustments	—	(108)	23,281	(3,301)

Non-GAAP net income, as defined	$7,000 - 11,000	$11,180	$95,000 - 99,000	$116,226

Non-GAAP net income is a “non-GAAP financial measure” that excludes (i) in fiscal 2027, the benefit recognized in connection with the expected recovery of previously incurred tariffs imposed under the IEEPA on inventory sold in the prior year included in cost of goods sold, (ii) in fiscal 2027, expenses related to the Marc Jacobs transaction primarily related to professional fees, (iii) in fiscal 2026, asset impairments, (iv) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition and (v) in fiscal 2026, one-time severance expenses related to a closed warehouse. The income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III APPAREL GROUP, LTD. AND SUBSIDIARIES

RECONCILIATION OF FORECASTED AND ACTUAL GAAP DILUTED NET INCOME PER SHARE TO FORECASTED AND ACTUAL NON-GAAP DILUTED NET INCOME PER SHARE

	Forecasted Three	Actual Three	Forecasted Twelve	Actual Twelve
	Months Ending	Months Ended	Months Ending	Months Ended
	July 31, 2026	July 31, 2025	January 31, 2027	January 31, 2026

	(Unaudited)

GAAP diluted net income per common share	$0.15 - 0.25	$0.25	$3.85 - 3.95	$1.51

Excluded from non-GAAP:
IEEPA tariff refund receivable	—	—	(2.32)	—
Expenses related to Marc Jacobs acquisition	—	—	0.08	—
Asset impairments	—	—	—	1.09
Strategic opportunity related professional fees	—	—	—	0.05
One-time warehouse related severance expenses	—	—	—	0.03
Income tax impact of non-GAAP adjustments	—	—	0.54	(0.07)

Non-GAAP diluted net income per common share, as defined	$0.15 - 0.25	$0.25	$2.15 - 2.25	$2.61

Non-GAAP diluted net income per common share is a “non-GAAP financial measure” that excludes (i) in fiscal 2027, the benefit recognized in connection with the expected recovery of previously incurred tariffs imposed under the IEEPA on inventory sold in the prior year included in cost of goods sold, (ii) in fiscal 2027, expenses related to the Marc Jacobs transaction primarily related to professional fees, (iii) in fiscal 2026, asset impairments, (iv) in fiscal 2026, professional fees related to a potential strategic opportunity that did not come to fruition and (v) in fiscal 2026, one-time severance expenses related to a closed warehouse. The income tax impact of non-GAAP adjustments is calculated using the applicable statutory tax rate for the respective period. Management believes that these non-GAAP financial measures provide meaningful supplemental information regarding our performance by excluding items that are not indicative of our core business operating results. Management uses these non-GAAP financial measures to assess our performance on a comparative basis and believes that they are also useful to investors to enable them to assess our performance on a comparative basis across historical periods and facilitate comparisons of our operating results to those of our competitors. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.

G-III Apparel Group, Ltd.

Investor Relations Contact:

Nick Bacchus

SVP of Investor Relations and Treasurer

IR@g-iii.com